EXHIBIT 99.1

Yext, Inc. Announces Record First Quarter Fiscal 2020 Results

–	Increases First Quarter Revenue 35% Year-Over-Year to $68.7 Million

–	Issues Revenue Guidance of $70.8 Million - $71.8 Million for the Second Quarter Fiscal 2020

–	Updates Revenue Guidance for Fiscal 2020 to $297 Million - $300 Million

NEW YORK, May 30, 2019 /PRNewswire/ -- Yext, Inc. (NYSE: YEXT), an innovator in search giving customers control over their business information across the digital landscape, today announced its results for the three months ended April 30, 2019, or the Company's first quarter of fiscal 2020.
“We are pleased to report another record quarter highlighted by our strong financial performance - including 35% revenue growth over the year-ago period, improved margins and positive operating cash flow - as well as the continued expansion of our customer base, with more than 50 new Enterprise logos this quarter,” said Howard Lerman, Founder and Chief Executive Officer of Yext.
“There is a massive paradigm shift going on in the world of search from keyword searches to questions. People are asking for what they want as they perform searches in their quest for specific and relevant answers about companies, products, professionals, locations and services. They are asking detailed questions rather than “browsing.”
“Yext makes it possible for companies to provide verified answers for consumers asking questions online. With our technology, companies can implement brand verified answers across the digital universe.
“We provide a single source of truth for the facts about a business online. Our platform contains hundreds of millions of facts about our customers’ businesses and is updated constantly with new information. With its authority, companies can be answers-ready and drive digital discovery, customer engagement and reputation enhancement.
“We also advanced many strategic objectives this quarter, including the deepening of our relationship with Adobe to better target marketers; we expanded our facilities in key markets including New York, London, and Washington, D.C., where we continue to grow; and we completed the single largest funding raise in our history through an equity offering, considerably strengthening our balance sheet and positioning us well going forward.
“With our mission of perfect answers everywhere, we are leading brands into the future of search.”

First Quarter Fiscal 2020 Highlights:
Note to the reader: Yext adopted the revenue accounting standard ASC 606 for its fiscal year ended January 31, 2019 and the results for all periods presented below are reported on that basis.

•	Revenue of $68.7 million, a 35% increase as compared to the $51.0 million reported in first quarter fiscal 2019.

•
Gross Profit of $52.2 million, a 37% increase as compared to the $38.2 million reported in first quarter fiscal 2019. Gross margin of 76.0% as compared to the 74.9% reported in first quarter fiscal 2019.

•	Net Loss and Non-GAAP Net Loss:

•
Net loss of $19.0 million increased 11% as compared to the $17.0 million net loss in first quarter fiscal 2019. The increased loss was driven by higher operating expenses, primarily in sales and marketing due to increased headcount in connection with efforts to acquire new customers.

•
Non-GAAP net loss of $5.7 million improved 37% as compared to the $9.0 million non-GAAP net loss in the first quarter fiscal 2019. The reduced loss was due to improvements in operating efficiencies as the company benefits from greater economies of scale.

•	Net Loss Per Share and Non-GAAP Net Loss Per Share:

•	Net loss per share of $0.18 in the first quarter of fiscal 2020 compared to a net loss per share of $0.18 in the first quarter of fiscal 2019.

•	Non-GAAP net loss per share of $0.05 in the first quarter of fiscal 2020 compared to a non-GAAP net loss per share of $0.10 in the first quarter of fiscal 2019.

•
Net loss per share and non-GAAP net loss per share were based on 106.5 million weighted-average basic shares outstanding for the first quarter of fiscal 2020 and 94.9 million weighted-average basic shares outstanding for the first quarter of fiscal 2019.

•	Balance Sheet: Cash, cash equivalents and marketable securities of $284.1 million as of April 30, 2019, an increase of $141.3 million from January 31, 2019.

•
Cash Flow: Net cash provided by operating activities for the first quarter of fiscal 2020 was $0.8 million as compared to net cash provided by operating activities of $1.4 million in the same period in fiscal 2019.

•
Remaining Performance Obligations ("RPO"): RPO as of April 30, 2019 was $256.3 million, with $240.2 million expected to be recognized over the next 24 months and the balance to be recognized thereafter. RPO does not include amounts under contracts subject to certain accounting exclusions.

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.
Recent Business Highlights:

•
Issued 7,000,000 shares of common stock through an underwritten public offering. The aggregate proceeds from the offering, after underwriting discounts and commissions, but before offering expenses, was $147.0 million.

•
Launched four new integrations with the Adobe Experience Cloud to allow customers to easily connect the digital knowledge managed in Yext with the assets created and managed by the customer within Adobe, including their websites, mobile apps, email systems, and the Internet of Things, while Adobe customers can leverage Yext to give them control of their brand and increase the ways that brand is discovered.

•
Announced general access for the Spring '19 Release, providing new services and features, including: integrations with some of the largest services used by Chinese travelers, such as Baidu Map (Overseas), Fliggy, CK Map and PIRT; the ability for businesses to monitor and answer questions that consumers ask about them on Google in the Q&A search results; and enhanced AI-Ready pages with new customization options, letting a business create a smart landing page on their website for any entity stored in Yext.

•
Unveiled multiple new facilities, including: The Yext Building, the new global headquarters in New York City with 142,500 square feet of space; the new Northern European headquarters in London, with 15,600 square feet of space in UK House; and its new Washington, D.C.-area headquarters with 42,500 square feet of space in Rosslyn, Virginia.

•	Named Organization of the Year for the software category in the 2019 Excellence in Customer Service Awards presented by Business Intelligence Group.
Financial Outlook:
Yext is also providing the following guidance for its second fiscal quarter ending July 31, 2019 and the fiscal year ending January 31, 2020.

•	Second Quarter Fiscal 2020 Outlook:

•	Revenue is projected to be $70.8 million to $71.8 million.

•	Non-GAAP net loss per share is projected to be $0.12 to $0.14, which assumes 111.8 million weighted-average basic shares outstanding.

•	Full Year Fiscal 2020 Outlook:

•	Revenue is projected to be $297 million to $300 million.

•	Non-GAAP net loss per share is projected to be $0.40 to $0.44, which assumes 111.9 million weighted-average basic shares outstanding.

Conference Call Information
Yext will host a conference call at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time) today to discuss its financial results. To join, participants may call 1.877.883.0383 (U.S. callers) or 1.412.902.6506 (international callers) using conference ID number 4822939. A live audio webcast of the call will also be available on the Investor Relations section of the Company’s website at investors.yext.com. A replay of the call will be available until June 6, 2019 at 11:59 P.M. Eastern Time by dialing 1.877.344.7529 (U.S. callers) or 1.412.317.0088 (international) and entering passcode 10131710.

About Yext
Yext (NYSE: YEXT) is the leading Digital Knowledge Management (DKM) platform. Our mission is to give companies control over their brand experiences across the digital universe of maps, apps, search engines, voice assistants, and other intelligent services that drive consumer discovery, decision, and action. Today, thousands of businesses use the Yext Knowledge Engine™ to manage their digital knowledge in order to boost brand engagement, drive foot traffic, and increase sales.
Yext has been named a Best Place to Work by Fortune and Great Place to Work® as well as a Best Workplace for Women. Yext is headquartered in New York City with offices in Berlin, Chicago, Dallas, Geneva, London, Paris, San Francisco, Shanghai, Tokyo and the Washington, D.C. area.  For more information, visit www.yext.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net loss and shares outstanding for our second fiscal quarter 2020 and full year fiscal 2020 in the paragraphs under "Financial Outlook" above, and other statements regarding our expectations regarding the growth of our company, our market opportunity and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, our ability to renew existing customers and attract new customers; our ability to successfully expand and compete in new geographies; our ability to recruit and retain our enterprise-level sales force; our ability to expand our publishing network; our ability to develop new product and platform offerings to expand our market opportunity; the impact of newly adopted accounting standards on our financial results and guidance; our ability to release product updates that are adopted by our customers; our ability to manage our growth effectively; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.

Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP net loss, non-GAAP net loss per share and non-GAAP net loss margin. Non-GAAP net loss, non-GAAP net loss per share and non-GAAP net loss margin are financial measures that are not calculated in accordance with GAAP. We define these non-GAAP net loss financial measures as our GAAP net loss as adjusted to exclude the effects of stock-based compensation expenses. Non-GAAP net loss per share is defined as non-GAAP net loss on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding. Non-GAAP net loss margin is defined as non-GAAP net loss divided by revenue. We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP net loss margin, we believe this metric is useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense. We also believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP net loss to net loss, non-GAAP net loss per share to net loss per share and non-GAAP net loss margin to net loss margin, the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss and non-GAAP net loss per share in conjunction with net loss and net loss per share.

For Further Information Contact:
Conrad Grodd
Yext Investor Relations
IR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)

	April 30, 2019	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$257,663	$91,755
Marketable securities	26,442	51,021
Accounts receivable, net of allowances of $236 and $256, respectively	32,841	55,341
Prepaid expenses and other current assets	14,057	14,135
Costs to obtain revenue contracts, current	18,637	17,817
Total current assets	349,640	230,069
Restricted cash	12,100	—
Property and equipment, net	11,093	11,077
Operating lease right-of-use assets	33,424	—
Costs to obtain revenue contracts, non-current	17,852	18,366
Goodwill	4,583	4,660
Intangible assets, net	1,788	1,960
Other long term assets	2,818	996
Total assets	$433,298	$267,128
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$35,671	$44,236
Unearned revenue, current	125,370	135,544
Operating lease liabilities, current	2,005	—
Total current liabilities	163,046	179,780
Operating lease liabilities, non-current	34,582	—
Other long term liabilities	1,510	2,799
Total liabilities	199,138	182,579
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at April 30, 2019 and January 31, 2019; zero shares issued and outstanding at April 30, 2019 and January 31, 2019	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at April 30, 2019 and January 31, 2019; 117,505,451 and 108,678,234 shares issued at April 30, 2019 and January 31, 2019, respectively; 111,000,117 and 102,172,900 shares outstanding at April 30, 2019 and January 31, 2019, respectively	117	109
Additional paid-in capital	567,095	398,882
Accumulated other comprehensive loss	(1,079)	(1,428)
Accumulated deficit	(320,068)	(301,109)
Treasury stock, at cost	(11,905)	(11,905)
Total stockholders’ equity	234,160	84,549
Total liabilities and stockholders’ equity	$433,298	$267,128

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(unaudited)

	Three months ended April 30,
	2019	2018
Revenue	$68,708	$50,988
Cost of revenue	16,473	12,800
Gross profit	52,235	38,188
Operating expenses:
Sales and marketing	46,398	35,827
Research and development	9,906	7,729
General and administrative	15,191	11,538
Total operating expenses	71,495	55,094
Loss from operations	(19,260)	(16,906)
Interest income	906	357
Interest expense	(53)	(37)
Other expense, net	(206)	(170)
Loss from operations before income taxes	(18,613)	(16,756)
(Provision for) benefit from income taxes	(346)	(285)
Net loss	$(18,959)	$(17,041)

Net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.18)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	106,453,558	94,942,773

Other comprehensive income (loss):
Foreign currency translation adjustment	$314	$(93)
Unrealized gain (loss) on marketable securities	35	(2)
Total comprehensive loss	$(18,610)	$(17,136)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three months ended April 30,
	2019	2018
Operating activities:
Net loss	$(18,959)	$(17,041)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,941	1,576
Provision for bad debts	40	76
Stock-based compensation expense	13,216	7,993
Deferred income taxes	3	(22)
Amortization of deferred financing costs	47	34
Amortization of (discount) premium on marketable securities	(82)	39
Amortization of operating lease right-of-use assets	1,578	—
Changes in operating assets and liabilities:
Accounts receivable	22,195	20,293
Prepaid expenses and other current assets	60	(379)
Costs to obtain revenue contracts	(365)	(836)
Other long term assets	(1,913)	(79)
Accounts payable, accrued expenses and other current liabilities	(6,338)	(3,074)
Unearned revenue	(9,708)	(6,908)
Operating lease liabilities	(1,242)	—
Other long term liabilities	346	(263)
Net cash provided by operating activities	819	1,409
Investing activities:
Maturities of marketable securities	24,697	13,223
Capital expenditures	(831)	(1,572)
Net cash provided by investing activities	23,866	11,651
Financing activities:
Proceeds from common stock offering, net of underwriting discounts and commissions	147,000	—
Payments of deferred offering costs	(208)	—
Proceeds from exercise of stock options	5,000	4,948
Payments of deferred financing costs	(163)	—
Proceeds, net from employee stock purchase plan withholdings	1,868	1,221
Net cash provided by financing activities	153,497	6,169
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(174)	(193)
Net increase in cash, cash equivalents and restricted cash	178,008	19,036
Cash, cash equivalents and restricted cash at beginning of period	91,755	34,367
Cash, cash equivalents and restricted cash at end of period	$269,763	$53,403

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three months ended April 30, 2019
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$16,473	$(818)	$15,655
Gross profit	$52,235	$818	$53,053
Sales and marketing	$46,398	$(6,840)	$39,558
Research and development	$9,906	$(2,572)	$7,334
General and administrative	$15,191	$(2,986)	$12,205
Loss from operations	$(19,260)	$13,216	$(6,044)
Net loss	$(18,959)	$13,216	$(5,743)
Net loss margin	(27.6)%	19.2%	(8.4)%

	Three months ended April 30, 2018
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$12,800	$(566)	$12,234
Gross profit	$38,188	$566	$38,754
Sales and marketing	$35,827	$(3,770)	$32,057
Research and development	$7,729	$(1,556)	$6,173
General and administrative	$11,538	$(2,101)	$9,437
Loss from operations	$(16,906)	$7,993	$(8,913)
Net loss	$(17,041)	$7,993	$(9,048)
Net loss margin	(33.4)%	15.7%	(17.7)%

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

	Three months ended April 30,
	2019	2018
Net loss	$(18,959)	$(17,041)
Stock-based compensation expense	13,216	7,993
Non-GAAP net loss	$(5,743)	$(9,048)

Net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.18)

Stock-based compensation expense per share	0.13	0.08
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.05)	$(0.10)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	106,453,558	94,942,773